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                                                                    EXHIBIT 23.1

                          ASCEND COMMUNICATIONS, INC.

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the First Amended and Restated 1989 Stock Option Plan, 1994 Employee Stock Purchase Plan, 1994 Outside Directors Stock Option Plan, Individual Option Agreements Issued by Morning Star Technologies, Inc. and Assumed by Ascend Communications, Inc., 401(k) Savings Plan, and 1996 Restricted Stock Plan and in the Registration Statements (Form S-3) No. 333-13377,
No. 333-11091, and No. 333-21751 and in the related Prospectuses, of Ascend Communications, Inc. of our report dated January 24, 1997, except Note 10 as to which the date is February 14, 1997, with respect to the consolidated financial statements and financial statement schedule of Ascend Communications, Inc. included in this annual report (Form 10-K) for the year ended December 31, 1996.


                                                        Ernst & Young LLP

Walnut Creek, California
February 28, 1997